SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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THOUSAND TRAILS, INC.

(Name of Registrant as Specified in its Charter)

Not Applicable

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THOUSAND TRAILS, INC.

3801 Parkwood Blvd., Suite 100
PO Box 2529
Frisco, Texas 75034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 14, 2002

To the Stockholders of Thousand Trails, Inc.:

     You are invited to attend the Annual Meeting of the Stockholders of Thousand Trails, Inc., a Delaware corporation (“Thousand Trails”), which will be held at Thousand Trails’ offices at 3801 Parkwood Blvd., Suite 100, Frisco, Texas, at 10:00 a.m., on Thursday, November 14, 2002, for the following purposes:

(1)	To elect the directors of Thousand Trails, who will serve until the election and qualification of their successors.

(2)	To consider and act upon the ratification of Grant Thornton LLP as Thousand Trails’ independent auditor for the fiscal year ending June 30, 2003.

(4)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

     All of these proposals are more fully described in the Proxy Statement, which follows. Only holders of shares of Thousand Trails common stock at the close of business on September 27, 2002 are entitled to notice of, and to vote at, this annual meeting and any and all adjournments thereof.

By Order of the Board of Directors

WALTER B. JACCARD Corporate Secretary

Dallas, Texas
October 4, 2002

     Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting, you may revoke your proxy and vote your shares in person.

INTRODUCTION
SECURITY OWNERSHIP
PROPOSAL I THE ELECTION OF DIRECTORS
BOARD OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITOR FOR FISCAL 2003
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR ANNUAL MEETING
INCORPORATION BY REFERENCE
FORM 10-K

THOUSAND TRAILS, INC.

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held November 14, 2002

INTRODUCTION

     The enclosed proxy is solicited by the Board of Directors of Thousand Trails, Inc., a Delaware corporation (“Thousand Trails”), for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, November 14, 2002, or any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at Thousand Trails’ principal executive offices at 3801 Parkwood Blvd., Suite 100, Frisco, Texas 75034. The telephone number of Thousand Trails’ principal executive offices is (214) 618-7200. Thousand Trails mailed the accompanying Notice of Annual Meeting, this proxy statement and the accompanying proxy on or about October 4, 2002.

Purposes of the Annual Meeting

     At the Annual Meeting, holders of Thousand Trails’ common stock (the “Stockholders”) will be asked to elect six directors, who will hold office until the Annual Meeting of Stockholders in 2003 and, in each case, until his successor is elected and qualified. The Stockholders will also be asked to ratify the appointment of Grant Thornton LLP as Thousand Trails’ independent auditor for the fiscal year ending June 30, 2003, and to transact such other business as may properly come before the meeting or any adjournment thereof.

Recommendations of the Board of Directors

     The Board of Directors recommends that you vote to:

(1)	Elect as directors the nominees named in this proxy statement and the accompanying proxy.

(2)	Ratify Grant Thornton LLP as Thousand Trails’ independent auditor.

RECORD DATE AND VOTING

     The Board of Directors established the close of business on September 27, 2002, as the record date for the determination of Stockholders entitled to notice of the Annual Meeting and to vote thereat and at any adjournment thereof. On that date, Thousand Trails had issued and outstanding 6,923,017 shares of common stock, par value $.01 per share (the “Common Stock”). Thousand Trails did not have any other shares of capital stock outstanding.

     Each Stockholder will be entitled to one vote per share of Common Stock in connection with the election of each of the six directors, the ratification of the independent auditor and each other matter that may be properly brought before the Annual Meeting. The Stockholders do not possess cumulative voting rights.

     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding will constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Assuming that a quorum is present or represented at the meeting, the election of each of the six directors and the ratification of Grant Thornton LLP as Thousand Trails’ independent auditor require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting. With respect to the election of directors, votes may be cast for a nominee or withheld. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in the nominee(s) receiving fewer votes. However, the number of votes otherwise received by the nominee(s) will not be reduced by such action. Under the rules of the American Stock Exchange, if a broker forwards the proxy statement and the accompanying material to its customers before the Annual Meeting, the broker may vote the customers’ shares on each of the proposals if the broker does not receive voting instructions from the customers prior to the Annual Meeting. With respect to all of the proposals, abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as withholding authority with respect to the election of directors or voting against the proposal. Proxies will be received and tabulated by American Stock Transfer & Trust Company, Thousand Trails’ transfer agent.

     Proxyholders will vote the shares of Common Stock represented by valid proxies at the meeting in accordance with the directions given. If a Stockholder signs and returns a proxy card without giving any directions, the proxyholders will vote the shares for the election of the six nominees for director listed herein and for the ratification of Grant Thornton LLP as Thousand Trails’ independent auditor. The Board of Directors does not intend to present, and has no information that others will present, any other business at the Annual Meeting. However, in their discretion, the proxyholders are authorized to (a) vote upon such other matters that the Board of Directors did not have notice of at least 45 days before the date on which Thousand Trails first mailed it proxy materials for the prior year’s annual meeting of stockholders, (b) vote to approve the minutes of the prior year’s annual meeting of stockholders (which approval will not amount to ratification of the action taken at that meeting), (c) vote for the election of such substitute nominees for director as the Board of Directors may propose if any of the nominees listed above is unable to serve or for good cause will not serve and (d) vote upon matters incident to the conduct of the meeting.

     A Stockholder giving a proxy has the right to revoke it at any time before it is voted. The proxy may be revoked by written notice to the Secretary received at Thousand Trails’ offices at 3801 Parkwood Blvd., Suite 100, PO Box 2529, Frisco, Texas 75034, before November 14, 2002, or by written notice delivered in person at the Annual Meeting to the Secretary prior to the beginning of the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

     In addition to mailing this material to Stockholders, Thousand Trails has asked banks and brokers to forward copies to persons for whom they hold shares of Common Stock and request authority to execute the proxies. Thousand Trails will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. The directors, officers and other employees of Thousand Trails may, without being additionally compensated, solicit proxies by mail, telephone, e-mail, facsimile or personal contact. All proxy soliciting expenses will be paid by Thousand Trails in connection with the solicitation of votes for the Annual Meeting.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

     The following table sets forth information regarding beneficial ownership of Common Stock by each person known to Thousand Trails to have owned more than 5% of the outstanding shares of Common Stock on September 27, 2002. The following is based solely on statements filed with the Securities and Exchange Commission (the “SEC”) or other information that Thousand Trails believes to be reliable. Each of the named Stockholders has sole voting and investment power with respect to the shares shown, except as noted below.

	Number of Shares	Percentage of
Name and Address of Beneficial Owner	Beneficially Owned	Outstanding Shares

Andrew M. Boas Carl Marks Management Co., LP 135 East 57th Street New York, New York 10022	3,199,705[1]	46.0%[1]

Carl Marks Management Co., LP 135 East 57th Street New York, New York 10022	3,153,848[1]	45.6%[1]

Carl Marks Strategic Investments, LP c/o Carl Marks Management Co., LP 135 East 57th Street New York, New York 10022	3,153,848[1]	45.6%[1]

IAT Reinsurance Syndicate, Ltd. c/o Peter R. Kellogg Spear, Leeds & Kellogg 120 Broadway New York, New York 10271	1,160,000[2]	16.8%[1]

Peter R. Kellogg Spear, Leeds & Kellogg 120 Broadway New York, New York 10271	1,160,000[2]	16.8%[2]

Robert C. Ruocco Carl Marks Management Co., LP 135 East 57th Street New York, New York 10022	3,153,848[1]	45.6%[1]

William J. Shaw Thousand Trails, Inc. 2711 LBJ Freeway, Suite 200 Dallas, TX 75234	1,207,449[3]	16.4%[3]

(continued)

	Number of Shares	Percentage of
Name and Address of Beneficial Owner	Beneficially Owned	Outstanding Shares

James F. Wilson Carl Marks Management Co., LP 135 East 57th Street New York, New York 10022	3,153,848[1]	45.6%[1]

[1]	The ownership of these shares of Common Stock includes multiple beneficial ownership of the same shares. Carl Marks Strategic Investments, LP (“CM Strategic”) owns 3,153,848 shares of Common Stock. Carl Marks Management Co., LP (“CM Management”) is the general partner of CM Strategic. CM Management, therefore, beneficially owns all of the shares of Common Stock that CM Strategic beneficially owns. Messrs. Boas, Ruocco and Wilson are each a general partner of CM Management. Messrs. Boas, Ruocco and Wilson, therefore, beneficially own all of the shares of Common Stock that CM Management beneficially owns. In addition, Mr. Boas (i) owns 11,569 shares of Common Stock, (ii) is deemed to own an additional 31,700 shares because he owns options to acquire 5,000 shares at a price of $.79 per share, 5,000 shares at a price of $.80 per share, 10,000 shares at a price of $1.08 per share, 5,000 shares at a price of $3.71 per share, 4,200 shares at a price of $4.25 per share and 2,500 shares at a price of $4.75 per share and (iii) beneficially owns 2,588 shares because he is a co-trustee of a trust that owns these shares. CM Strategic, CM Management, and Messrs. Boas, Ruocco and Wilson disclaim the existence of a group. The reported voting and investment power over these shares is as follows: (i) CM Strategic and CM Management — shared voting and investment power over 3,153,848 shares, (ii) Mr. Boas — sole voting and investment power over 43,269 shares and shared voting and investment power over 3,153,848 shares and (iii) Mr. Ruocco and Mr. Wilson — shared voting and investment power over 3,153,848 shares.

CM Strategic and its affiliates (collectively, the “Major Stockholders”) have entered into a Stockholder Agreement, dated April 5, 1999, with Thousand Trails (the “Stockholder Agreement”). The Stockholder Agreement limits the ability of the Major Stockholders to enter into any Extraordinary Transaction (as defined below) with Thousand Trails by requiring the prior approval of either (a) the Board of Directors (including a majority of Disinterested Directors (as defined below)) or (b) the other Stockholders. In any Stockholder vote under clause (b) above, the Major Stockholders have agreed to vote or cause to be voted their shares of Common Stock in the same proportion as the votes cast by or on behalf of the other Stockholders on such Extraordinary Transaction. The Stockholder Agreement also requires the Major Stockholders (a) to be represented in person or by proxy at all Stockholder meetings considering Extraordinary Transactions and (b) to require any of their transferees, who as a result of a transfer of shares by the Major Stockholders, acquires a majority of the voting securities of Thousand Trails, to be bound by the provisions of the Stockholder Agreement. For purposes of the Stockholder Agreement, “Disinterested Director” means a director who is not one of the Major Stockholders and who does not have a Material Relationship (as defined) with any of the Major Stockholders, and “Extraordinary Transaction” means (1) any “Rule 13e-3 transaction” as defined by Rule 13e-3 under the Securities Exchange Act of 1934 and in effect on April 5, 1999, or (2) the adoption of any plan or proposal for the liquidation or dissolution of Thousand Trails, or any spin-off or split-up of any kind involving Thousand Trails, in any case (whether pursuant to clause 1 or 2) that was proposed by or on behalf of the Major Stockholders. The Stockholder Agreement will expire on April 4, 2003.

[2]	The ownership of these shares of Common Stock includes multiple beneficial ownership of the same shares. IAT Reinsurance Syndicate, Ltd. owns 1,160,000 shares of Common Stock. Peter Kellogg is the sole holder of the voting shares of IAT Reinsurance Syndicate, Ltd. and, therefore, beneficially owns all of the shares of Common Stock that IAT Reinsurance Syndicate, Ltd. beneficially owns.

[3]	The shares of Common Stock owned by Mr. Shaw include (i) vested stock options for 219,568 shares at a price of $0.69 per share, 4,200 shares at a price of $4.25 per share, 2,500 shares at a price of $4.75 per share and 200,000 shares at a price of $5.93 per share and (ii) 741,038 shares held by the William J. Shaw Family Partnership, LP (“FLP”), a limited partnership. Mr. Shaw controls the sole general partner of FLP, and trusts for the benefit of Mr.

Shaw and his children and grandchildren are the limited partners. Mr. Shaw disclaims beneficial ownership of the shares held by FLP except to the extent of his partnership interests therein.

Securities Authorized for Issuance under Equity Compensation Plans

     The following table sets forth information on shares of Common Stock authorized for issuance under Thousand Trails’ equity compensation plans as of June 30, 2002:

Equity Compensation Plan Information

			Number of securities
	Number of Securities		remaining available for
	to		future issuance under
	be issued upon		equity compensation
	exercise	Weighted-average	plans
	of outstanding	exercise price of	(excluding securities
	options,	outstanding options,	reflected in
Plan Category	warrants and rights	warrants and rights	column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)
CEO Stock Options	219,568	$0.69 per share	-0-
1991 Employee Plan	156,081	1.86 per share	-0-
1993 Employee Plan	120,419	1.10 per share	2,500
1999 Employee Plan	122,500	5.48 per share	15,000
2001 Stock Plan	625,000	5.93 per share	25,000
Director Plan	39,000	1.24 per share	-0-
Equity compensation plans not approved by security holders
None
Total	1,282,568	3.90 per share	42,500

(1)	For the material terms of these equity compensation plans, see “Executive Compensation — Stock Option Agreement and Stock Option Plans.”

Security Ownership of Directors and Executive Officers

     The following table provides a summary of the beneficial ownership of Common Stock by (i) directors, (ii) the Chief Executive Officer, (iii) the other executive officers named in the executive compensation table set forth herein and (iv) the directors and executive officers as a group. Thousand Trails obtained this information from its directors and executive officers. Unless otherwise indicated, these individuals possess sole voting and investment power with respect to the shares that they beneficially own.

	Number of Shares		Percentage of
Name	Beneficially Owned		Outstanding Shares

Arthur H. Baer	0		*

Andrew M. Boas	3,199,705	[1,2]	46.0%

William F. Dawson	43,333	[2]	*

R. Gerald Gelinas	83,654	[2,3]	1.2%

Walter B. Jaccard	63,333	[2]	*

William P. Kovacs	81,700	[2]	1.2%

Donald R. Leopold	21,700	[2]	*

H. Sean Mathis	0		*

Douglas K. Nelson	2,500	[2]	*

Bryan D. Reed	7,500	[2]	*

William J. Shaw	1,207,449	[2,4]	16.4%

All directors and executive officers as a group (10 individuals)	4,708,374	[2]	62.2%

[1]	See footnote number 1 to the preceding table for a description of Mr. Boas’ beneficial ownership of Common Stock.

[2]	The shares of Common Stock beneficially owned by the following individuals include vested stock options for the number of shares following their name: Mr. Boas, 31,700; Mr. Dawson, 43,333; Mr. Gelinas, 23,333; Mr. Jaccard, 63,333; Mr. Kovacs, 31,700; Mr. Leopold, 21,700; Douglas K. Nelson, 2,500; Mr. Reed, 7,500; Mr. Shaw, 426,268; and all directors and executive officers as a group, 648,867.

[3]	Includes 2,400 shares held by Mr. Gelinas’ spouse.

[4]	See footnote number 3 to the preceding table for a description of Mr. Shaw’s’ beneficial ownership of Common Stock.

*	Less than 1%.

PROPOSAL I

THE ELECTION OF DIRECTORS

     The Board of Directors has nominated the six persons named below for election as a director to serve until the Annual Meeting of Stockholders in 2003 and, in each case, until his successor is elected and qualified. Each of the nominees has indicated that he is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve as a result of unforeseen circumstances, the proxyholders will vote for the election of such substitute nominee as the Board of Directors may propose. The Board of Directors presently consists of seven directors. After the Annual Meeting, the Board of Directors intends to decrease the number of directors from seven to six. Douglas K. Nelson, a current director, is retiring at the Annual Meeting after 11 years of service. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

     The following table sets forth information regarding each nominee for election as a director. Each of the nominees is a current director of Thousand Trails. Except as otherwise indicated, each director has been engaged in the principal occupation described below for at least five years.

		Offices and Positions	Director	Board Committee
Name	Age	with Thousand Trails	Since	Memberships

Arthur H. Baer	55	None	July 2002	Audit

Andrew M. Boas	47	None	December 1991	Nominating

William P. Kovacs	56	None	December 1991	Audit, Compensation and Special

Donald R. Leopold	53	None	December 1995	Compensation, Nominating and Special

H. Sean Mathis	55	None	December 1991	Audit, Compensation and Special

William J. Shaw	59	Chairman of the Board, President and Chief Executive Officer	May 1995	Nominating

     Arthur H. Baer is President and CEO of Hudson Valley Publishing, Inc, a private investment firm. From 1999 to October 2001, he was President of Arrow Electronics, Inc., Europe, a diversified electronic components distribution company. From April 1996 to May 1998, Mr. Baer was President of Xyan Inc., a technology based, on-demand printing company. Since August 1998, he has also been a director of Seneca Foods, Inc., a large vegetable processing company.

     Andrew M. Boas is a general partner of CM Management, a registered investment advisor that is the general partner of investment partnerships specializing in investments in troubled companies. Since May 1994, he has also been President of Carl Marks Offshore Management, Inc. Mr. Boas also has been (i) a Managing Director of Carl Marks & Co., Inc., a merchant banking firm, since December 1977, (ii) a director of CMCO Inc., an investment banking firm, since March 1988, (iii) a director of Sport and Health, LLC, an operator of fitness centers, since October 1994 and (iv) a director of Seneca Foods, Inc., a large vegetable processing company, since September 1998.

     William P. Kovacs is Director, Secretary, Vice President, General Counsel and Chief Compliance Officer of Conseco Capital Management, Inc., an investment management subsidiary of Conseco, Inc. He also holds similar positions with other affiliates of Conseco Capital Management, Inc. From January 1998 to December 1998, Mr. Kovacs was of counsel with the law firm of Shefsky & Froelich Ltd. From January 1997 to December 1997, Mr. Kovacs was of counsel with the law firm of Rudnick & Wolf LLP. From March 1996 to December 1998, Mr. Kovacs was President of MDRC, Inc., a dispute resolution and consulting firm. Previously Mr. Kovacs was a Vice President and Assistant Secretary of Kemper Financial Services, Inc., the investment management subsidiary of Kemper Corp.

     Donald R. Leopold is a senior partner of Sherbrooke Partners, Inc., a marketing, strategic planning and organization development consulting firm.

     H. Sean Mathis is President of Litchfield Asset Holdings, a private investment firm. Since May 2002, he has also been a special advisor to financo, inc., an investment banking firm. Mr. Mathis is also a director of Eurco, Inc., a cable communications company, and Kasper A.S.L., Ltd., an apparel manufacturer. From 1996 to 1999, Mr. Mathis was also Chief Executive Officer of Allis Chalmers, Inc., an industrial manufacturer. He was Vice President of such company from 1989 to 1996. From 1996 to 1997, Mr. Mathis was Chairman of the Board of Universal Gym Equipment Inc., a manufacturer of exercise equipment.

     William J. Shaw has been Chairman of the Board, President and Chief Executive Officer of Thousand Trails since May 1995, and he served as acting Chief Financial Officer from July 1998 to September 1999. Mr. Shaw is also Chairman of the Board, President and Chief Executive Officer of Thousand Trails’ principal operating subsidiaries. From February 1989 to October 1993, Mr. Shaw was a director and the President and Chief Executive Officer of Ameriscribe Management Services, Inc., a national provider of reprographic and related facilities management services. Ameriscribe Management Services, Inc. was sold to Pitney Bowes in November 1993. From 1983 to January 1989, Mr. Shaw was the President and Chief Executive Officer of Grandy’s, a Dallas based chain of fast service restaurants.

BOARD OF DIRECTORS

     Meetings. During the fiscal year ended June 30, 2002, the Board of Directors held one regularly scheduled meeting and eight special meetings. Each director attended at least 75% or more of all meetings of: (i) the Board of Directors held during the periods for which he was a director, and (ii) the committees to which he was assigned during the periods that he served.

     Audit Committee. The Board of Directors has an Audit Committee (the “Audit Committee”), presently composed of Messrs. Baer, Kovacs and Mathis. Pursuant to its Charter, the Audit Committee represents the Board of Directors in discharging its responsibility relating to the accounting, reporting and financial practices of the Company, and it has general responsibility for surveillance of internal controls and accounting and audit activities of the Company. During the fiscal year ended June 30, 2002, the Audit Committee held three meetings.

     Compensation Committee Interlocks and Insider Participation. The Board of Directors has a Compensation Committee (the “Compensation Committee”), presently composed of Messrs. Kovacs, Leopold and Mathis. The Compensation Committee recommends to the Board of Directors (i) the base salaries and bonuses of the officers of Thousand Trails and (ii) the awards that Thousand Trails should make under its stock plans. During the fiscal year ended June 30, 2002, the Compensation Committee held two meetings.

     Nominating Committee. The Board of Directors has a Nominating Committee (the “Nominating Committee”), presently composed of Messrs. Boas, Leopold and Shaw. The Nominating Committee recommends to the Board of Directors the individuals to be nominated for director at the Annual Meeting of Stockholders. The Nominating Committee will consider nominees for director recommended by any Stockholder. To make such a recommendation with respect to directors to be elected at the 2003 annual meeting, a Stockholder should contact Thousand Trails at its principal executive offices on or before the deadline for submitting Stockholder proposals set forth on the next to last page of this Proxy Statement. During the fiscal year ended June 30, 2002, the Nominating Committee held one meeting.

     Special Committee. The Board of Directors has a Special Committee (the “Special Committee”) of independent directors, presently composed of Messrs. Kovacs, Leopold and Mathis. The Special Committee is authorized to review and make recommendations to the full Board of Directors regarding certain financing alternatives and other transactions involving the capital structure of Thousand Trails. During the fiscal year ended June 30, 2002, the Special Committee held three meetings.

     Compensation of Directors. Non-employee directors are compensated for their services on the Board of Directors and any committees on which they serve. Each non-employee director is paid an annual fee of $24,000 per year and $500 for each day that he attends a meeting of the Board of Directors or committee thereof. Thousand Trails also reimburses such directors for their travel and lodging expenses when attending meetings. The following table summarizes amounts paid to each non-employee director during the fiscal year ended June 30, 2002, excluding reimbursements of travel and lodging expenses. Mr. Shaw did not receive additional compensation for serving as a director. Mr. Baer was elected a director in July 2002 and, thus, did not receive any compensation from Thousand Trails in fiscal 2002.

		Amount Paid for	Stock Options
Name	Annual Fee	Meetings	Granted[1]

Arthur H. Baer	0	0	0

Andrew M. Boas	$24,000	$2,000	5,000

William P. Kovacs	24,000	2,000	5,000

Donald R. Leopold	24,000	1,500	5,000

H. Sean Mathis	24,000	2,000	5,000

Douglas K. Nelson	24,000	2,000	5,000 [2]

[1]	These options were granted to the named director on December 3, 2001, pursuant to the 2001 Stock Plan. The exercise price of each option is $5.95 per share and equaled the fair market value of the Common Stock on the date of grant. The options have a 10-year term and vest at the rate of 33 1/3% per year over three years.

[2]	1/3 of these options will vest upon Mr. Nelson’s retirement as a director and the balance will terminate.

EXECUTIVE OFFICERS

     The following table sets forth information regarding the current executive officers of Thousand Trails, who each serve at the pleasure of the Board of Directors.

Name	Age	Offices

William J. Shaw	59	Chairman of the Board, President and Chief Executive Officer

R. Gerald Gelinas	56	Vice President of Sales and Marketing

Walter B. Jaccard	49	Vice President, General Counsel and Secretary

Bryan D. Reed	45	Vice President and Chief Financial and Accounting Officer

     William J. Shaw’s business experience is described above.

     R. Gerald Gelinas joined Thousand Trails in September 1995 as Vice President of Sales and Marketing. He is also a Vice President of Thousand Trails’ principal operating subsidiaries. From January 1988 through June 1995, Mr. Gelinas served as Senior Vice President, Marketing, for Club Corporation of America (“CCA”), an owner and manager of country clubs and golf courses. While with CCA, Mr. Gelinas also served as Chairman for two CCA subsidiaries, Associate Clubs International (“ACI”) and Associate Club Publications (“ACPI”), from January 1992 through June 1995. ACI operates a fee-based network, which provides members with various services including access to other CCA and non-CCA clubs, hotels and resorts. ACPI produces and distributes a bi-monthly magazine to CCA members. From May 1984 through September 1988, Mr. Gelinas served as Senior Vice President, Marketing, for Ramada, Inc., which owns and manages hotel facilities.

     Walter B. Jaccard has been Vice President, General Counsel and Secretary of Thousand Trails since December 1992. He is also a Vice President and director of Thousand Trails’ principal operating subsidiaries. Mr. Jaccard had previously been Vice President and General Counsel of a predecessor company since January 1987 and Secretary since January 1988. He served as Associate General Counsel of the predecessor company from 1983 to 1986.

     Bryan D. Reed has been Vice President and Chief Financial Officer of Thousand Trails since September 1999 and Chief Accounting Officer since August 1998. He is also Vice President and Chief Financial and Accounting Officer of Thousand Trails’ principal operating subsidiaries. Mr. Reed served as Controller of Thousand Trails from June 1995 to July 1998, and as Assistant Controller from July 1994 to May 1995. From June 1992 to June 1994, Mr. Reed served as Controller of Ben Hogan Company, a manufacturer of golf equipment. Mr. Reed is a Certified Public Accountant.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation received from Thousand Trails and its subsidiaries for the three fiscal years ended June 30, 2002 by Thousand Trails’ Chief Executive Officer, the three other executive officers who were serving as executive officers at the end of fiscal 2002, and the most highly compensated officer of a subsidiary of Thousand Trails, who is not considered an executive officer for reporting purposes (collectively, the “Named Executive Officers”).

					LONG-TERM
		ANNUAL COMPENSATION			COMPENSATION

				Other Annual	Securities	All Other
		Salary	Bonus	Compensation	Underlying	Compensation
Name and Principal Position	Year	($)	($)	($)	Options (#)[1]	($)[2]

William F. Dawson,	2002	169,750	20,000	-0-	7,500	3,149
CEO of Resort Parks	2001	169,750	20,000	-0-	2,500	2,974
International, Inc.	2000	169,750	20,000	-0-	-0-	3,017

R. Gerald Gelinas,	2002	146,500	50,000	-0-	7,500	4,781
Vice President of	2001	143,615	50,000	-0-	2,500	4,652
Sales and Marketing	2000	138,231	30,000	-0-	-0-	3,425

Walter B. Jaccard,	2002	157,000	25,000	-0-	7,500	2,885
Vice President,	2001	154,115	30,000	-0-	2,500	2,940
General Counsel	2000	148,731	30,000	-0-	-0-	2,869
and Secretary

Bryan D. Reed,	2002	130,000	35,000	-0-	7,500	3,179
Vice President and	2001	127,115	40,000	-0-	7,500	2,621
Chief Financial and	2000	116,346	30,000	-0-	-0-	2,415
Accounting Officer

William J. Shaw,	2002	375,426	223,600	-0-	600,000	15,036
President and Chief	2001	292,161	298,500	-0-	2,500	12,522
Executive Officer	2000	271,154	259,637	-0-	-0-	8,205

[1] Awards are grants of stock options pursuant to Thousand Trails’ stock option plans.

[2] Amounts include contributions made by Thousand Trails under its Stock Purchase Plan, 401(k) Plan, and Non-Qualified Plan. The amounts do not include severance payable to the Named Executive Officers under their employment agreements upon the termination of their employment because the Company has not paid or accrued for such severance. See “Employment Contracts” below.

Employment Contracts

     In May 1995, Thousand Trails entered into an employment agreement with Mr. Shaw. Under this employment agreement, as amended, Mr. Shaw’s base salary is not less than $398,500 per year. If Mr. Shaw’s employment is terminated, other than for cause, Thousand Trails must pay Mr. Shaw a severance payment equal to his annual base salary multiplied by two.

     In September 1992, Thousand Trails entered into an employment agreement with Mr. Dawson. Under this employment agreement, as amended, Mr. Dawson’s base salary is not less than $169,750 per year, and he may receive a bonus each year at the discretion of Thousand Trails’ Chief Executive Officer. If Mr. Dawson’s employment is terminated, other than for cause, Thousand Trails must pay Mr. Dawson a severance payment equal to six months of his annual base salary.

     In September 1995, Thousand Trails entered into an employment agreement with Mr. Gelinas. Under this employment agreement, Mr. Gelinas’ base salary is not less than $146,500 per year, and he may receive a bonus each year at the discretion of Thousand Trails’ Chief Executive Officer. If Mr. Gelinas’ employment is terminated, other than for cause, Thousand Trails must pay Mr. Gelinas a severance payment equal to his annual base salary.

     In December 1992, Thousand Trails entered into an employment agreement with Mr. Jaccard. Under this employment agreement, as amended, Mr. Jaccard’s base salary is not less than $157,000 per year, and he may receive a bonus each year at the discretion of Thousand Trails’ Chief Executive Officer. If Mr. Jaccard’s employment is terminated, other than for cause, Thousand Trails must pay Mr. Jaccard a severance payment equal to his annual base salary.

     In October 1999, Thousand Trails entered into an employment agreement with Mr. Reed. Under this employment agreement, as amended, Mr. Reed’s base salary is not less than $130,000 per year, and he may receive a bonus each year at the discretion of Thousand Trails’ Chief Executive Officer. If Mr. Reed’s employment is terminated, other than for cause, Thousand Trails must pay Mr. Reed a severance payment equal to his annual base salary.

Stock Option Agreement

     At their annual meeting in 1996, the Stockholders approved the grant to Mr. Shaw of options to purchase 664,495 shares of Common Stock at $0.69 per share. The options are evidenced by a stock option agreement, dated as of August 1, 1996 (the “Stock Option Agreement”) that was approved by the Special Committee of independent directors. Options to purchase 144,927 shares of Common Stock are intended to be eligible for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and the remaining options are non-qualified options for such purposes. To date, Mr. Shaw has exercised options for 444,927 shares under the Stock Option Agreement, and options for 219,568 shares are outstanding.

     The options granted to Mr. Shaw are exercisable immediately, in full or in part, for a term of ten years, while Mr. Shaw is in the employ of Thousand Trails and for a 90 day period thereafter, except in the event of the termination of Mr. Shaw’s employment due to death or permanent disability, in which case the options are exercisable for one year thereafter, or for “cause,” in which case the options will terminate immediately. The exercise price is payable in cash, except that with the prior approval of the committees administering the Stock Option Agreement, the exercise price may instead be paid in whole or in part by the delivery to Thousand Trails of a certificate or certificates representing shares of Common Stock. Neither the options, nor any interest therein, may be assigned or transferred except by will or the laws of descent and distribution.

     In connection with the options granted under the Stock Option Agreement, Thousand Trails must withhold federal taxes with respect to any ordinary income that Mr. Shaw recognizes in connection with such options. Thousand Trails may also have to withhold state and local taxes with respect thereto. Mr. Shaw must pay such withholding liability to Thousand Trails. With the prior consent of the committees administering the Stock Option Agreement, Mr. Shaw may be allowed to deliver to Thousand Trails shares of Common Stock in the amount of such withholding liability.

Stock Option Plans

     1991 Employee Plan. Effective December 31, 1991, Thousand Trails adopted the 1991 Employee Stock Incentive Plan (as amended, the “1991 Employee Plan”) to enable Thousand Trails and its subsidiaries to attract, retain and motivate their officers, employees and non-employee directors. The Company has granted options to acquire shares of Common Stock (“Options”) under the 1991 Employee Plan, which are either (i) incentive stock options (“ISOs”), which have certain tax benefits and restrictions, or (ii) non-qualified stock options (“Non-qualified Options”), which do not have any tax benefits and have few restrictions. The exercise price of the Options granted under the 1991 Employee Plan was equal to the fair market value of the Common Stock on the date of grant. The Options granted under the 1991 Employee Plan may be exercised in accordance with their terms, although Thousand Trails may not issue any shares of Common Stock pursuant to any award after December 30, 2011.

     The Board of Directors may amend or terminate the 1991 Employee Plan at any time and in any manner, provided that (i) an amendment or termination may not affect an award previously granted without the recipient’s consent, and (ii) an amendment will not be effective until the Stockholders approve it if any national securities exchange or securities association that lists any of Thousand Trails’ securities requires stockholder approval or if Rule 16b-3 requires stockholder approval.

     Thousand Trails reserved 291,780 shares of Common Stock for issuance under the 1991 Employee Plan. To date, options for 135,381 shares are outstanding under the 1991 Employee Plan, and options for 156,399 shares have been exercised. The options have a term of 10 years from the date of grant. All of the outstanding options are fully vested.

     1993 Employee Plan. On December 2, 1993, Thousand Trails adopted the 1993 Stock Option and Restricted Stock Purchase Plan (as amended, the “1993 Employee Plan”) in order to enable Thousand Trails and its subsidiaries to attract, retain and motivate their officers and employees. Awards under the 1993 Employee Plan are restricted to (i) awards of the right to purchase shares of Common Stock (“Stock Awards”), or (ii) awards of Options, which may be either ISOs or Non-qualified Options. The purchase price for any Stock Awards and the exercise price for any Non-qualified Options may be less than the fair market value of the Common Stock on the date of grant. The exercise price of any ISOs may not be less than the fair market value of the Common Stock on the date of grant. The Compensation Committee or, in certain circumstances, the Board of Directors may grant awards under the 1993 Employee Plan until October 20, 2003.

     The Board of Directors may amend or terminate the 1993 Employee Plan at any time and in any manner, provided that (i) an amendment or termination may not affect an award previously granted without the recipient’s consent, (ii) an amendment will not be effective until the Stockholders approve it if any national securities exchange or securities association that lists any of Thousand Trails’ securities requires stockholder approval or if Rule 16b-3 requires stockholder approval and (iii) the Stockholders must approve any amendment decreasing the minimum exercise price specified in the plan for any ISO granted thereunder.

     Thousand Trails reserved 285,919 shares of Common Stock for issuance under the 1993 Employee Plan. To date, options for 119,419 shares are outstanding under the 1993 Employee Plan, and options for 164,000 shares have been exercised. The options have a term of 10 years from the date of grant. All of the outstanding options are fully vested.

     1999 Employee Plan. On November 18, 1999, Thousand Trails adopted the 1999 Stock Option and Restricted Stock Purchase Plan (the “1999 Employee Plan”) in order to enable Thousand Trails and it subsidiaries to attract, retain and motivate their officers, employees and non-employee directors. Awards under the 1999 Employee Plan are restricted to (i) Stock Awards, or (ii) awards of Options, which may be either ISOs or Non-qualified Options. The purchase price for any Stock Awards and the exercise price for any Non-qualified Options may be less than the fair market value of the Common Stock on the date of grant. The exercise price of any ISOs may not be less than the fair market value of the Common Stock on the date of grant. The Compensation Committee or, in certain circumstances, the Board of Directors may grant awards under the 1999 Employee Plan until September 27, 2009.

     The Board of Directors may amend or terminate the 1999 Employee Plan at any time and in any manner, provided that (i) an amendment or termination may not affect an award previously granted without the recipient’s consent, (ii) an amendment will not be effective until the Stockholders approve it if any national securities exchange or securities association that lists any of Thousand Trails’ securities requires stockholder approval and (iii) the Stockholders must approve any amendment decreasing the minimum exercise price specified in the plan for any ISO granted thereunder.

     Thousand Trails reserved 140,000 shares of Common Stock for issuance under the 1999 Employee Plan. To date, options for 122,500 shares are outstanding under the 1999 Employee Plan, and options for 2,500 shares have been exercised. The options have a term of 10 years from the date of grant. All of the outstanding options vest at the rate of 33 1/3% per year commencing one year from the date of grant, except for 12,500 which are fully vested.

     2001 Stock Plan. On September 17, 2001, Thousand Trails adopted the Thousand Trails, Inc. 2001 Stock Option and Restricted Stock Purchase Plan (the “2001 Stock Plan”) in order to enable Thousand Trails and it subsidiaries to attract, retain and motivate their officers, employees and non-employee directors. Awards under the 2001 Stock Plan are restricted to (i) Stock Awards, or (ii) awards of Options, which may be either ISOs or Non-qualified Options. The purchase price for any Stock Awards and the exercise price for any Non-qualified Options may be less than the fair market value of the Common Stock on the date of grant. The exercise price of any ISOs may not be less than the fair market value of the Common Stock on the date of grant. The Compensation Committee or, in certain circumstances, the Board of Directors may grant awards under the 2001 Stock Plan until September 16, 2011.

     The Board of Directors may amend or terminate the 2001 Stock Plan at any time and in any manner, provided that (i) an amendment or termination may not affect an award previously granted without the recipient’s consent, (ii) an amendment will not be effective until the Stockholders approve it if any national securities exchange or securities association that lists any of Thousand Trails’ securities requires stockholder approval and (iii) the Stockholders must approve any amendment decreasing the minimum exercise price specified in the plan for any ISO granted thereunder.

     Thousand Trails reserved 650,000 shares of Common Stock for issuance under the 2001 Stock Plan. To date, options for 625,000 shares are outstanding under the 2001 Stock Plan, and no options have been exercised. The options have a term of 10 years from the date of grant. All of the outstanding options vest at the rate of 33 1/3% per year commencing one year from the date of grant.

     Director Plan. On December 2, 1993, Thousand Trails adopted the 1993 Director Stock Option Plan (as amended, the “Director Plan”), which provided for the grant of Options to non-employee directors. Thousand Trails reserved 50,000 shares of Common Stock for issuance under the Director Plan. To date, options for 28,000 shares are outstanding under the Director Plan, all of which are vested, and options for 22,000 shares have been exercised. The options have a term of 10 years from the date of grant.

     The Director Plan was designed to be a “formula plan,” pursuant to which each non-employee director would automatically receive a grant of Non-qualified Options to purchase 5,000 shares of Common Stock on the day immediately after each annual meeting of the Stockholders at which directors are elected, beginning with the annual meeting held in December 1993. The exercise price of each Non-qualified Option was required to equal the fair market value of such Option on the date of grant, which was defined as the average trading price of the Common Stock during the period beginning 45 days before the date of grant and ending 15 days before the date of grant.

Grants of Stock Options in Fiscal 2002

     The following table sets forth information on stock option grants during fiscal 2002 to the Named Executive Officers.

		Percentage			Potential Realizable Value
	Number of	of Total			at Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation
	underlying	Granted to	Exercise		For Option Term[3]
	Options	Employees	Price
	Granted	in Fiscal	($ per	Expiration	5%	10%
Name	(#)[1]	Year	Share)	Date	($)	($)

William F. Dawson[1]	7,500	1.1%	$5.95	12/02/11	$28,064	$71,121

R. Gerald Gelinas[1]	7,500	1.1%	5.95	12/02/11	28,064	71,121

Walter B. Jaccard[1]	7,500	1.1%	5.95	12/02/11	28,064	71,121

Bryan D. Reed[1]	7,500	1.1%	5.95	12/02/11	28,064	71,121

William J. Shaw[2]	600,000	87.0%	5.93	9/16/11	2,257,154	5,701,661

[1] These options were granted to the Named Executive Officer on December 3, 2001, pursuant to the 1999 Employee Plan. The exercise price of each option was equal to the fair market value of the Common Stock on the date of grant. The options have a 10-year term and vest at the rate of 33 1/3% per year over three years.

[2] These options were granted to Mr. Shaw on September 17, 2001, pursuant to the 2001 Stock Plan. The grant was approved by the Stockholders at the 2001 Annual Meeting of Stockholders. Options to purchase 16,863 shares are intended to be eligible for treatment as ISOs, and the remaining options are Non-qualified Options. The exercise price of each option was equal to the fair market value of the Common Stock on the date of grant. The options have a 10-year term and vest at the rate of 33 1/3% per year over three years.

[3] These assumed rates of appreciation are provided in order to comply with the requirements of the SEC and do not represent Thousand Trails’ expectation as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.

Aggregate Option Exercises In Fiscal 2002 and Fiscal Year End Option Values

     The following table sets forth information on the exercise of stock options during fiscal 2002 by each of the Named Executive Officers and the value of unexercised options at June 30, 2002.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options at		In-the-Money Options
	on	Value	Fiscal Year-End (#)		at Fiscal Year-End ($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William F. Dawson	-0-	$-0-	43,333	9,167	$460,483	$53,242

R. Gerald Gelinas	10,000	49,500	23,333	9,167	238,683	53,242

Walter B. Jaccard	-0-	-0-	63,333	9,167	674,058	53,242

Bryan D. Reed	-0-	-0-	7,500	12,500	62,050	75,875

William J. Shaw	-0-	-0-	226,268	600,000	2,429,906	3,366,000

Stock Purchase Plan

     In August 1999, Thousand Trails adopted the Thousand Trails, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”) to give employees and non-employee directors an opportunity to purchase Common Stock through payroll deductions. Under the terms of the Stock Purchase Plan, participants may defer between 1% and 10% of their annual compensation, which will be used to purchase shares of Common Stock on a semi-annual basis. The purchase price paid by participants is 85% of the closing price of the Common Stock as reported by the American Stock Exchange on the date of purchase. Thousand Trails pays the other 15% of the purchase price, plus commissions, and the other costs of administering the Stock Purchase Plan. During the year ended June 30, 2002, employees purchased 6,169 shares of Common Stock under the Stock Purchase Plan, of which Mr. Shaw purchased 3,599 shares and Mr. Gelinas purchased 1,928 shares.

Long Term Incentive Plans

     As of June 30, 2002, Thousand Trails had two long-term incentive plans. The first of these, the Employees Savings Trust (the “401(k) Plan”), is a contributory employee savings plan exempt under Section 401(k) of the Code. An eligible employee participating in the 401(k) Plan may contribute up to 15% of his or her annual salary, subject to certain limitations. In addition, Thousand Trails makes discretionary matching contributions as determined annually by the Board of Directors. Thousand Trails made matching contributions totaling $170,000 for the year ended June 30, 2002, and has committed to make matching contributions for the calendar year ending December 31, 2002, in an amount equal to 45% of the voluntary contributions made by each participant, up to 4% of the participant’s annual compensation (or a maximum of 1.8% of the participant’s annual compensation). Employer contributions are subject to a six-year vesting schedule.

     In April 1998, Thousand Trails adopted the Non-Qualified Deferred Compensation Plan (the “Non-Qualified Plan”) for the purpose of establishing a deferred compensation plan for certain “highly compensated” employees. An eligible employee participating in this plan may contribute up to 10% of his or her annual salary subject to certain limitations. In addition, Thousand Trails makes discretionary matching contributions as determined annually by the Board of Directors. Thousand Trails made matching contributions totaling $16,000 for the year ended June 30, 2002, and has committed to make matching contributions for the calendar year ending December 31, 2002, in an amount equal to 45% of the combined voluntary contributions made by each participant to the Non-Qualified Plan and 401(k) Plan, up to 4% of the participant’s annual compensation (or a maximum of 1.8% of the participants annual compensation). Employer contributions are fully vested at the time the contributions are made.

Indemnification

     Under its Bylaws, Thousand Trails must indemnify its present and former directors and officers for the damages and expenses that they incur in connection with threatened or pending actions, suits or proceedings arising because of their status as directors and officers, provided that they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of Thousand Trails (or with respect to any criminal action or proceeding, provided that they had no reasonable cause to believe that their conduct was unlawful). In connection with this indemnification obligation, Thousand Trails has entered into indemnification agreements with its directors and officers.

     Thousand Trails must advance funds to these individuals to enable them to defend any such threatened or pending action, suit or proceeding. Thousand Trails cannot release such funds, however, until it receives an undertaking by or on behalf of the requesting individual to repay the amount if a court of competent jurisdiction ultimately determines that such individual is not entitled to indemnification.

CERTAIN TRANSACTIONS

Tender Offer

     In April 2002, Thousand Trails made a tender offer to all of its Stockholders for up to 1,500,000 shares of Common Stock at a purchase price of $8.41 per share, payable in cash. In June 2002, Thousand Trails purchased 1,144,876 shares of Common Stock, which represented all of the shares tendered. Of these shares, Thousand Trails purchased 1,140,481 shares tendered by Carl Marks Strategic Investments II, LP, for a total purchase price of $9,591,445. Mr. Boas, a director of Thousand Trails, Robert C. Ruocco and James F. Wilson, are general partners of CM Management Co., LP, which is the general partner of Carl Marks Strategic Investments II, LP. Messrs. Boas, Ruocco and Wilson and CM Management Co., LP are each deemed to beneficially own greater than 5% of the Common Stock. See “Security Ownership — Security Ownership of Certain Beneficial Owners.”

Other

     Thousand Trails has an ongoing arrangement with Mr. Shaw under which it pays all of the expenses Mr. Shaw incurs in operating and maintaining a private airplane that he uses for business travel on behalf of Thousand Trails. During the fiscal year ended June 30, 2002, Thousand Trails paid $261,000 of such expenses.

REPORT OF THE COMPENSATION COMMITTEE

     Thousand Trails’ executive compensation program is administered by the Compensation Committee. The role of the Compensation Committee is to review and approve salaries and other compensation of Thousand Trails’ principal officers, including the Named Executive Officers.

     Overall Policy. The Compensation Committee’s compensation policies are intended to (i) provide incentives for executive officer performance that results in continuing improvements in Thousand Trails’ financial results and (ii) align the interests of executive officers and Thousand Trails’ Stockholders by providing for payment of compensation based on increases in the value of the Common Stock. The Compensation Committee is comprised of independent directors, none of whom is or has been an employee of Thousand Trails.

     Executive Officers. The compensation of executive officers (other than Mr. Shaw) for fiscal 2002 consisted of a combination of base salary, discretionary cash bonus award and stock option grants. The Compensation Committee has delegated to Mr. Shaw the authority to determine the salary and bonus of such officers if the aggregate annual compensation of the officer is less than $175,000. Pursuant to such delegated authority, for fiscal 2002, Mr. Shaw continued the base salaries of Messrs. Dawson, Gelinas, Jaccard and Reed at the same level as in fiscal 2001.

     Messrs. Jaccard and Reed receive a discretionary cash bonus award based upon achievement of Thousand Trails’ overall objectives for the year. Mr. Gelinas receives a discretionary cash bonus award based upon achievement of Thousand Trails’ marketing objectives for the year. Mr. Dawson receives a discretionary cash bonus award based upon achievement of Thousand Trails’ objectives for its subsidiary, Resort Parks International, Inc. (“RPI”), for the year. Messrs. Gelinas and Dawson received cash bonus awards in fiscal 2002 that were equal to the awards received in fiscal 2001 because of the improvement in Thousand Trails’ sales results and the fairly consistent operating results of RPI. Messrs. Jaccard and Reed received cash bonus awards in fiscal 2002 that were less than the awards received in fiscal 2001 because Thousand Trails did not achieve its overall objectives for the year.

     In order to provide an incentive to these officers and align their interests with those of the Stockholders, in December 2001, the Compensation Committee approved grants to Messrs. Dawson, Gelinas, Jaccard and Reed of options to purchase 7,500 shares of Common Stock at an exercise price of $5.95 per share under the 1999 Employee Plan. The exercise price of these options equaled the fair market value of the Common Stock on the date of grant and, therefore, they provide value to the officers only with appreciation in stock prices. These options have a 10-year term and will vest at the rate of 33 1/3% per year over three years.

     The Compensation Committee may increase the base salaries of these officers during fiscal 2003. In addition, such persons may receive a discretionary cash bonus award in fiscal 2003 based upon the achievement of objectives related to the performance of Thousand Trails, and they may be granted stock options at the discretion of the Compensation Committee.

     Compensation of Chief Executive Officer. The compensation of Thousand Trails’ Chief Executive Officer for fiscal 2002 consisted of a combination of base salary, cash bonus award and grant of stock options. In September 2001, the Compensation Committee and Board of Directors increased Mr. Shaw’s base salary from $298,500 to $398,500, an increase of 34%. The

Compensation Committee and Board of Directors believed the increase was necessary in order to retain Mr. Shaw’s services as Thousand Trails’ Chief Executive Officer.

     In fiscal 1998, the Compensation Committee and full Board of Directors approved a performance-based cash bonus award for Mr. Shaw. The amount of the cash bonus award each year is determined as follows: if Thousand Trails’ actual net income, as adjusted, for a fiscal year equals or exceeds the net income projected in Thousand Trails’ budget, as adjusted, for such fiscal year, Mr. Shaw will receive a cash bonus award equal to 25% of his annual base salary at the end of such fiscal year, plus 7.5% of the amount by which the actual net income, as adjusted, for such fiscal year exceeds the net income projected in the budget, as adjusted, for such fiscal year; provided, however, that the amount of the cash bonus award cannot exceed 100% of Mr. Shaw’s annual base salary at the end of such fiscal year. For purposes of computing this bonus, the actual and budgeted net income is adjusted to eliminate the effect of gains on asset sales, nonrecurring income and expenses, reductions in the allowance for doubtful accounts, the net deferral of sales revenue and expense and income taxes. In addition, the cash bonus award is computed before accrual of the bonus on Thousand Trails’ financial records. For fiscal 2002, Mr. Shaw earned a cash bonus award of $223,600 under this formula.

     In order to provide an incentive to Mr. Shaw and align his interests with those of the Stockholders, on September 17, 2001, the Compensation Committee and Board of Directors approved the grant to Mr. Shaw of options to purchase 600,000 shares of Common Stock at an exercise price of $5.93 per share under the 2001 Stock Plan. The grant of these options was approved by the Stockholders at the 2001 Annual Meeting of Stockholders. These options have a 10-year term and vest at the rate of 33 1/3% per year over three years. The exercise price of these options equaled the fair market value of the Common Stock on the date of grant and, therefore, they provide value to Mr. Shaw only with appreciation in stock prices.

     The 2001 Stock Plan under which Mr. Shaw’s options were granted has been structured to qualify for the performance-based compensation exemption under Section 162(m) of the Code. Section 162(m) generally disallows a tax deduction to publicly held companies for compensation over $1 million to a corporation’s chief executive officer and other executive officers named in a corporation’s proxy statement compensation table, but the statute exempts qualifying performance-based compensation if certain requirements are met, including stockholder approval. The Compensation Committee and the Board of Directors, however, reserve the authority to award non-deductible compensation arrangements to the Company’s executive officers should they deem it appropriate to serve the Company’s corporate objectives.

     The Compensation Committee may increase Mr. Shaw’s base salary during fiscal 2003. In addition, Mr. Shaw may earn a cash bonus award for fiscal 2003 based on Thousand Trails’ performance, which will be computed using the formula described above, and he may be granted stock options at the discretion of the Compensation Committee.

Respectfully submitted,

Compensation Committee

William P. Kovacs
Donald R. Leopold
H. Sean Mathis

PERFORMANCE GRAPH

     The following Performance Graph compares Thousand Trails’ cumulative total Stockholder return on the Common Stock for the period from July 1, 1997 to June 30, 2002 with the cumulative total return of the AMEX market index, and a peer group of companies selected by Thousand Trails for purposes of the comparison and described more fully below (the “Peer Group”). The Common Stock has been publicly traded on the American Stock Exchange since December 4, 1998. Prior thereto, the Common Stock was publicly traded in the over-the-counter market.

     The Performance Graph assumes that $100 was invested on July 1, 1997 in each of the Common Stock, the AMEX market index and the Peer Group. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization.

	1997	1998	1999	2000	2001	2002

Thousand Trails	100.00	173.53	208.94	211.76	245.65	543.06
Peer Group	100.00	124.99	112.50	135.32	109.19	81.83
Amex Market Index	100.00	115.62	113.73	130.78	128.08	117.99

     Peer Group. The Peer Group selected by Thousand Trails for the above Performance Graph is based on SIC Code 799 — Miscellaneous Amusement & Recreation Services — that is presently comprised of the following companies: Advanced Gaming Technology, Alliance Gaming Corporation, American Wagering, Inc., Archon Corporation, Argosy Gaming Company, ASGA, Inc., Aztar Corporation, Bally Total Fitness Holding Corporation, Boyd Gaming Corporation, Cedar Fair, LP, Century Casinos, Inc., Coinless Systems, Dover Downs Entertainment, Inc., Dover Motorsports, Inc., Elsinore, Gametech International, Inc., Global Casinos, Inc., Greate Bay Casino, Imax Corporation, Interlott Tech., Inc., Isle of Capris Casinos, J. Net Enterprises, Inc., JCC Holding Company, Lakes Entertainment, Inc., Littlefield Corporation, Lottery and Wagering Solutions, Mandalay Resort Group, MDI Entertainment, MGM Mirage, Inc., MTR Gaming Group, Inc., Multimedia Games, Inc., Natural Health Trends, North America Gaming and Entertainment, Physical Spa and Fitness, President Casinos, Inc., Rascals International, Inc., Renaissance Entertainment Corporation, The Sands Regent, Six Flags, Inc., Skyline Multimedia Entertainment, The Sports Club Company, Inc., Table Trac, Inc., TBA Entertainment Corporation, Ticketmaster, Inc., Tickets.Com, Inc., Trans World Corporation, United States Basketball, Vail Resorts, Inc., The Walt Disney Company, Winter Sports, Inc. and Youbet.Com, Inc. The companies in the Peer Group provide a broad range of amusement and recreation services in several industries.

     During the year ended June 30, 2002, the following companies were added to the Peer Group: ASGA, Inc., Dover Motorsports, Inc., Global Casinos, Inc., JCC Holding Company, Lakes Entertainment, Inc., Lottery and Wagering Solutions, Rascals International, Inc. and United States Basketball. During the year ended June 30, 2002, the following companies were deleted from the Peer Group: American Coin Merchandising, American Skiing Co., Anchor Gaming, Inc., Lakes Gaming, Inc., Latin American Casinos, Malibu Entertainment Worldwide, Traffix, Inc. and Trans World Gaming.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is currently composed of three directors, Messrs. Baer, Kovacs and Mathis, each of whom is independent under the listing standards of the American Stock Exchange (“AMEX”). The Audit Committee operates under a written charter adopted by the Board of Directors.

     Mr. Boas served on the Audit Committee until September 2002, when the Board of Directors appointed Mr. Baer to the Committee. Mr. Boas is not independent under the listing standards of the AMEX because he is an affiliate of the Company’s largest Stockholder, Carl Marks Strategic Investments, LP. Mr. Boas is a general partner of Carl Marks Management Co., LP, which is the general partner of Carl Marks Strategic Investments, LP. Mr. Boas and Carl Marks Management Co., LP are each deemed to beneficially own greater than 5% of the Common Stock. See “Security Ownership — Security Ownership of Certain Beneficial Owners.”

     Pursuant to Section 121B(b)(ii) of the AMEX listing standards, the Board of Directors determined that Mr. Boas’ participation on the Audit Committee was required by the best interests of the Company and its Stockholders. The Board of Directors believed Mr. Boas’ interests are aligned with the other Stockholders, and that his background and experience enabled him to make valuable contributions to the Audit Committee during the period that he served as a member of the Committee.

     The Audit Committee has reviewed and discussed Thousand Trails’ audited financial statements with management. The Audit Committee has discussed with Grant Thornton LLP, Thousand Trails’ independent auditor, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Thousand Trails’ financial statements. The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, which relates to the accountant’s independence from Thousand Trails and its related entities, and has discussed with Grant Thornton LLP its independence from Thousand Trails.

     Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that Thousand Trails’ audited financial statements be included in Thousand Trails’ Annual Report on Form 10-K for the year ended June 30, 2002.

Respectfully submitted,

Audit Committee

Arthur H. Baer
William P. Kovacs
H. Sean Mathis

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP
AS INDEPENDENT AUDITOR FOR FISCAL 2003

(Item 2 on Proxy Card)

     The Audit Committee has considered the qualifications of Grant Thornton LLP and recommended that the Board of Directors appoint it as independent auditor (of the consolidated financial statements of Thousand Trails) for the fiscal year ending June 30, 2003. The Audit Committee reviewed its performance in fiscal 2002, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Grant Thornton LLP in all of these respects. The Audit Committee’s review also included matters required to be considered under the recently promulgated SEC Rules on Auditor Independence and took into account factors relating to independence set forth therein. The Audit Committee’s review also included inquiry concerning litigation involving Grant Thornton LLP and the existence of any investigations by the SEC into the financial reporting practices of the companies audited by it. In this respect, the Audit Committee concluded that the ability of Grant Thornton LLP to perform services for Thousand Trails is not in any way adversely affected by any such investigation or litigation.

Fees paid to Independent Auditor in fiscal 2002

     During the fiscal year ended June 30, 2002, Thousand Trails retained Grant Thornton LLP to provide services in the categories set forth in the following table.

Audit Fees	$122,500
Financial Information Systems Design and Implementation Fees	-0-
All Other Fees	-0-

The amounts reflected in the table represent aggregate fees billed by Grant Thornton LLP for these services for the fiscal year ended June 30, 2002.

     The Audit Committee has considered whether the provision of non-audit services by Thousand Trails’ auditor is compatible with maintaining auditor independence.

Change in Independent Auditor

     On May 16, 2002, Thousand Trails dismissed Arthur Andersen LLP as its independent auditor and appointed Grant Thornton LLP as its independent auditor for the fiscal year ending June 30, 2002. The change in auditors was approved by the Board of Directors based upon the unanimous recommendation of the Audit Committee. The change was effective May 16, 2002.

     Arthur Andersen’s reports on Thousand Trails’ consolidated financial statements for each of the years ended June 30, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended June 30, 2001 and 2000 and through the date of its dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on Thousand Trails’ consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

Thousand Trails provided Arthur Andersen with a copy of the foregoing disclosures and Arthur Andersen provided Thousand Trails with a letter addressed to the SEC, dated May 16, 2002, stating its agreement with such statements.

During the years ended June 30, 2001 and 2000, and through the date of Arthur Andersen’s dismissal, Thousand Trails did not consult Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Thousand Trails’ consolidated financial statements or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

Board of Directors’ Recommendation

     The Board of Directors desires to obtain Stockholder ratification of the Board’s action in appointing Grant Thornton LLP as independent auditor of the consolidated financial statements of Thousand Trails for the fiscal year ending June 30, 2003. Representatives of Grant Thornton LLP will be present at the Annual Meeting and may make a statement if they desire. These representatives will also be available to respond to appropriate questions from the Stockholders.

     The Board of Directors recommends that Stockholders vote “For” ratification of Grant Thornton LLP as Thousand Trails’ independent auditor for fiscal 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Under Section 16(a) of the Securities and Exchange Act of 1934 and the regulations thereunder, Thousand Trails’ directors, executive officers and beneficial owners of more than 10% of the shares of Common Stock are required to file with the SEC initial reports of Common Stock ownership and reports of changes in ownership therein. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to send Thousand Trails copies of all Section 16(a) reports they file. Based solely upon its review of the copies of these reports and on written representations from such reporting persons, Thousand Trails believes that during fiscal 2002 such persons filed all required ownership reports and reported all transactions on a timely basis, except for Mr. Mathis, who had three late filings regarding four sales of Common Stock.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     Thousand Trails’ 2003 Annual Meeting of Stockholders is scheduled to be held on November 20, 2003. To be considered for inclusion in the proxy statement for that meeting, Stockholder proposals must be received at Thousand Trails’ principal executive offices no later than June 6, 2003. Notice of business proposed to be brought before the annual meeting must be given to Thousand Trails’ Secretary in writing in the form provided in the Bylaws of Thousand Trails not less than 60 or more than 90 days prior to the date of such annual meeting, but if less than 60 days notice of the date of such annual meeting is given to the Stockholders, notice of proposed business must be given not later than the tenth day following the day on which the notice of the date of the annual meeting is mailed.

INCORPORATION BY REFERENCE

     The material under the headings “Report of the Compensation Committee,” “Performance Graph,” and “Report of the Audit Committee” in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Thousand Trails specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

FORM 10-K

     Thousand Trails is sending to each Stockholder a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2002, which Thousand Trails has filed with the SEC. Upon request to Walter B. Jaccard, Thousand Trails’ Corporate Secretary, at 3801 Parkwood Blvd., Suite 100, PO Box 2529, Frisco, TX 75034, Thousand Trails will send without charge to any Stockholder an additional copy of the Annual Report on Form 10-K, which includes Thousand Trails’ financial statements and financial statement schedules. Exhibits to the Form 10-K will be provided, if requested, upon payment of the reasonable costs of copying.

By Order of the Board of Directors

WALTER B. JACCARD Corporate Secretary

Dallas, Texas
October 4, 2002

PROXY

THOUSAND TRAILS, INC.
3801 Parkwood Blvd., Suite 100
PO Box 2529
Frisco, Texas 75034
Telephone No. (214) 618-7200

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints William J. Shaw and Walter B. Jaccard, as Proxyholders, each with the power to appoint his substitute, and hereby authorizes either of them to represent and vote, as designated below, all the shares of the common stock of Thousand Trails, Inc. (“Thousand Trails”), held of record by the undersigned on September 27, 2002, at the annual meeting of stockholders to be held on November 14, 2002, and any adjournment thereof.

     The board of directors of Thousand Trails (the “Board of Directors”) recommends a vote “FOR” the following proposals.

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees

(Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name in the list below.)

Nominees: ARTHUR H. BAER • ANDREW M. BOAS • WILLIAM P. KOVACS • DONALD R. LEOPOLD • H. SEAN MATHIS • WILLIAM J. SHAW

2.	RATIFICATION OF INDEPENDENT AUDITOR

☐	FOR ratification of the nominee listed below	☐	AGAINST ratification of the nominee listed below	☐	ABSTAIN from voting for ratification of the nominee listed below

Nominee:

GRANT THORNTON LLP

3.	In their discretion, the Proxyholders are authorized to (a) vote upon such other matters that the Board of Directors did not have notice of at least 45 days before the date on which Thousand Trails first mailed it proxy materials for the prior year’s annual meeting of stockholders, (b) vote to approve the minutes of the prior year’s annual meeting of stockholders (which approval will not amount to ratification of the action taken at that meeting), (c) vote for the election of such substitute nominees for director as the Board of Directors may propose if any of the nominees listed above is unable to serve or for good cause will not serve, and (d) vote upon matters incident to the conduct of the meeting.

     THE PROXYHOLDERS WILL VOTE THE UNDERSIGNED’S SHARES OF COMMON STOCK IN THE MANNER DIRECTED HEREIN. IF THE UNDERSIGNED DOES NOT GIVE ANY DIRECTIONS HEREIN, THE PROXYHOLDERS WILL VOTE SUCH SHARES FOR PROPOSALS 1 AND 2.

     Please sign and date below. When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, an authorized officer should sign in the name of the corporation. If a partnership, a general partner should sign in the name of the partnership.

DATED: , 2002

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.